Joint Filer Information

Names: Trishield Partners LLC, Trishield Capital Management LLC and Alan Jeffrey Buick Jr.

Address:                 Trishield Partners LLC
                         30 West 15th Street, No. 7S
                         New York, New York 10011

                         Trishield Capital Management LLC
                         30 West 15th Street, No. 7S
                         New York, New York 10011

                         Alan Jeffrey Buick Jr.
                         30 West 15th Street, No. 7S
                         New York, New York 10011

Designated Filer:        Trishield Distressed Securities Fund LLC

Issuer and Ticker Symbol:Golden Minerals Company (GDMN)

Date of Earliest Transaction Reported:      May 21, 2009

Trishield Partners LLC, Trishield Capital Management LLC and Alan Jeffrey Buick Jr. are jointly filing the attached Initial Statement of Beneficial Ownership on Form 4 with Trishield Distressed Securities Fund LLC with respect to the beneficial ownership of securities of Golden Minerals Company.

Signatures:

Trishield Partners LLC


By: /s/ Alan Jeffrey Buick Jr.
    --------------------------------
       Title: Managing Member

Trishield Capital Management LLC


By: /s/ Alan Jeffrey Buick Jr.
    --------------------------------
      Title: Managing Member

/s/ Alan Jeffrey Buick Jr.
--------------------------------